Exhibit 10.22

REAL ESTATE SALE AGREEMENT
Concourse Fortune Property, San Jose, California

This Real Estate Sale Agreement (this “Agreement”) is made effective as of March 22, 2007 (the “Effective Date”), between Concourse Fortune Associates LLC, a Delaware limited liability company  (“Seller”), and Westcore Properties AC, LLC, a Delaware limited liability company  (“Purchaser”). In consideration of the mutual covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.             Purchase and Sale of Property. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser:  (i) that certain real property (the “Real Property”) in San Jose, Santa Clara County, California, that is legally described in the Exhibit A attached to this Agreement, and upon which are located 5 office buildings with street addresses of 1710, 2010, 2030 and 2040 Fortune Drive, and 1953, 1955, 1957, 1959, 1961, 1963 and 1965 Concourse Drive; (ii) all buildings and improvements on the Real Property, subject to the rights of the tenants under the “Leases”, as that term is defined below, and any and all of Seller’s rights, easements, licenses and privileges presently on or pertaining to the Real Property (the “Improvements”); (iii) Seller’s right, title and interest in and to the leases, occupancy agreements and license agreements affecting the Real Property listed on the Exhibit K attached to this Agreement (the “Leases”); (iv) all furniture, furnishings, fixtures, equipment and other tangible personal property owned by Seller, located on and used solely in connection with the Real Property, but specifically excluding any and all computer hardware and software (the “Tangible Personal Property”), a list of which is attached to this Agreement as Exhibit B; and (v) Seller’s right, title and interest, to the extent transferable, in and to (1) all approvals, entitlements, licenses, permits and warranties, but only to the extent that they are now used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property (and not to any other property Seller or its affiliates owns), and (2) to the extent in Seller’s possession, any blueprints, plans, specifications, maps or drawings, but only to the extent they are used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property and Improvements (and not to any other property Seller or its affiliates own) and subject to any rights of the preparers of such documents; all to the extent applicable to the period from and after the “Closing Date”, as Section 4 of this Agreement defines that term, except as expressly set forth to the contrary in this Agreement (collectively, the “Intangible Personal Property”). The Real Property, the Improvements, the Leases, the Tangible Personal Property, and the Intangible Personal Property are, collectively, the “Property”, provided that the term “Property” expressly excludes all property owned by tenants or other users or occupants of the Property, all rights with respect to any refund of taxes applicable to any period before the Closing Date, all rights to any insurance proceeds or settlements for events occurring before Closing, subject to Section 5 of this Agreement, and all property in the management office of the Property owned by the “Property Manager”, as Section 4.1 of this Agreement defines that term.

2.             Purchase Price. The total consideration to be paid by Purchaser to Seller for the Property is $47,250,000 (the “Purchase Price”).

2.1           Earnest Money. Within 2 “Business Days”, as Section 12.18 of this Agreement defines that term, after the Effective Date, Purchaser shall deliver to the

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attention of Heather Kucala at the San Francisco office of First American Title Insurance Company  (“Escrow Agent”) $500,000 (the “Earnest Money”), which Escrow Agent shall hold in an escrow account (the “Escrow”). The Earnest Money shall be invested as Seller and Purchaser direct. Any and all interest earned on the Earnest Money shall be part of the Earnest Money and shall be reported to Purchaser’s federal tax identification number. During the “Due Diligence Period”, as Section 8.1 of this Agreement defines that term, the Earnest Money shall be fully refundable to Purchaser, and if Purchaser fails to timely deliver the “Approval Notice”, as Section 8.4 of this Agreement defines that term, Escrow Agent shall return the Earnest Money to Purchaser without further instruction or written approval from Seller in accordance with Section 8.4. In addition, if Purchaser terminates this Agreement under any provision of this Agreement that expressly gives Purchaser the right to terminate, the Earnest Money shall be returned to Purchaser in accordance with the applicable provision. If the transaction closes in accordance with the terms of this Agreement, Escrow Agent shall deliver the Earnest Money to Seller at Closing as payment toward the Purchase Price.

2.2           Cash Balance. At Closing, Purchaser shall pay to Seller the Purchase Price, less the Earnest Money, and plus or minus the adjustments and prorations described in this Agreement (such amount, as adjusted, is the “Cash Balance”). Purchaser shall pay the Cash Balance by federal funds wire transferred to Escrow at Closing.

3.             Evidence of Title. Within 5 days after the Effective Date, Seller shall cause First American Title Insurance Company  (“Title Insurer”) to deliver to Purchaser a current preliminary title report for the Property (the “Title Report”), and copies of all title exception documents to which the Title Report refers. Purchaser acknowledges that it has received, before the Effective Date, copies of the following 3 existing surveys of the Real Property: (i) the ALTA survey of the 3 buildings at 2010, 2030, and 2040 Fortune Drive by Slooten Consulting, Inc. dated 5/30/00, identified as Job No. 6585; (ii) the ALTA survey of the building at 1710 Fortune Drive by Slooten Consulting, Inc. dated 5/24/00, identified as Job. No. 6310-02; and (iii) the ALTA survey of the building with street addresses of 1953, 1955, 1957, 1959, 1961, 1963, and 1965, Concourse Drive by Slooten Consulting, Inc. dated 5/25/00, identified as Job No. 6311-02 (the “Existing Surveys”). Any updated or new survey of the Property that Purchaser obtains shall be an “Updated Survey”. Purchaser shall have 25 days after the Effective Date to notify Seller in writing (the “Title Objection Notice”), specifying any exceptions and/or survey matters to which Purchaser objects (the “Title Objections”). Seller shall have a period of 2 Business Days after Seller’s receipt of the Title Objection Notice (a) to remove, or agree in a written notice delivered to Purchaser to remove prior to the Closing, some or all of the Title Objections, or (b) to advise Purchaser, in writing, that Seller will not agree to remove some or all of the Title Objections (the “Title Response Notice”). If Seller fails to timely deliver to Purchaser the Title Response Notice, it shall be conclusively deemed that Seller has elected not to remove any of the Title Objections. If Seller agrees in its Title Response Notice to remove any Title Objections, Seller shall remove those Title Objections at or before Closing. If any update or supplement to the Title Report or the Updated Survey that Purchaser first receives after the expiration of the Due Diligence Period (a “Title Amendment”) reveals any new title exception that Purchaser did not cause (an “Additional Title Exception”), Purchaser shall have 10 Business Days after receiving the applicable Title Amendment in which to object in writing to such Additional Title Exception (an “Additional Title Objections Notice”), in

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which case all such Additional Title Exceptions to which Purchaser objects shall be additional Title Objections. Seller shall have 2 Business Days after receiving an Additional Title Objections Notice in which to deliver an additional Title Objection Response notifying Purchaser that it agrees to remove all of the additional Title Objections in the applicable Additional Title Objections Notice. If Seller fails to timely deliver to Purchaser such an additional Title Response Notice, Seller shall be conclusively deemed to have elected not to remove any of the additional Title Objections in the Additional Title Objections Notice. If Seller agrees to remove any such additional Title Objections, Seller shall have until Closing to cure the additional Title Objections, provided that if Seller receives any Additional Title Objections Notice less than 15 days before the scheduled Closing Date, the Closing Date shall be extended, if necessary, to allow Seller 15 days to cure. Notwithstanding the foregoing, by the Closing Date, Seller shall remove or cause to be removed all deeds of trust, mortgages, monetary liens, and other security instruments affecting the Property other than current taxes and assessments not yet due and payable. In addition, if Buyer is able to locate any person authorized to execute and deliver an estoppel on behalf of the declarant under the covenants, conditions and restrictions recorded against the Property, Seller shall cooperate with Purchaser in requesting and attempting to obtain any such estoppel or estoppels that Purchaser reasonably requests. If Purchaser delivers the Approval Notice to Seller under Section 8.4, all matters affecting title other than Title Objections that Seller has agreed to remove in any Title Response Notice shall be “Permitted Exceptions”.

4.             Closing. The payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of the transactions this Agreement contemplates (the “Closing”) shall, subject to any extension under Section 3 or Section 10 of this Agreement, occur on the 15th day after the Due Diligence Period expires (the “Closing Date”), through escrow at the San Francisco office of Title Insurer.

4.1           Seller’s Closing Deliveries. At Closing, Seller shall execute (as necessary) and deliver to Purchaser (either through escrow or as this Section 4.1 provides) each of the following documents: (i) one original Grant Deed, in form acceptable to Purchaser, subject to the Permitted Exceptions; (ii) 2 original counterparts of a Bill of Sale in the form attached to this Agreement as Exhibit E; (iii) 2 original counterparts of the General Assignment in the form attached to this Agreement as Exhibit M (the “General Assignment”) (iv) one original tenant notice for each tenant of the Property, substantially in the form attached to this Agreement as Exhibit F (each, a “Notice to Tenant”); (v) Seller’s non-foreign affidavit, in the form attached to this Agreement as Exhibit G; (vi) a California form 593-C non-foreign affidavit executed by Seller; (vii) one counterpart of the “Joint Closing Statement”, as Section 4.3 of this Agreement defines that term; (viii) one counterpart of the final and agreed-upon closing statement prepared by Escrow Agent (the “Escrow Agent’s Closing Statement”); (ix) evidence of termination of both the existing property management agreement with United Capital Corporation  (“Property Manager”), and the leasing agreement with Colliers International; (x) such transfer tax forms as are required by law, if any (the “Transfer Documents”); (xi) assignments or transfers of Seller’s rights to any security deposit that is not in the form of cash or the reissuance of any letter of credit, as Purchaser shall elect in its sole discretion by a written notice delivered to Seller before the Due Diligence Period expires; (xii) originals, or if Seller does not possess originals, copies, of all permits, warranties, and Leases in Seller’s possession; (xiii) all keys, access

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codes, tenant files, and other similar items in Seller’s possession and Property Manager’s possession; and (xiv) any evidence of Seller’s power and authority to enter into this transaction that Title Insurer or Purchaser reasonably requests. Seller and Purchaser may execute and deliver the Joint Closing Statement and Escrow Agent’s Closing Statement by fax or by emailed .pdf counterparts on the Closing Date. Seller shall make available for pick-up by Purchaser at Property Manager’s Mountain View office, within a reasonable time after the Closing Date, all of the original Leases and all plans and specifications, contracts, licenses and permits pertaining to the Property in Seller’s possession.

4.2          Purchaser’s Closing Deliveries. At Closing, Purchaser shall deliver to Seller: (i) the Cash Balance; (ii) 2 executed counterpart originals of the General Assignment; (iii) one executed counterpart of the Joint Closing Statement, (iv) one executed counterpart of the Escrow Agent’s Closing Statement; (v) one original Notice to Tenant executed by Purchaser and addressed to each tenant of the Property; and (vi) any evidence of Purchaser’s power and authority to enter into this transaction that Title Insurer or Seller reasonably requests.

4.3          Closing Prorations and Adjustments. Seller shall prepare a statement of the prorations and adjustments required by this Agreement (the “Joint Closing Statement”) and submit it to Purchaser for approval at least 4 Business Days before the Closing Date. The items listed below in this Section 4.3 are to be equitably prorated or adjusted as of midnight on the day before the Closing Date, it being understood that, for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property on the day immediately preceding the Closing Date and Purchaser shall be deemed the owner of the Property for the full day on the Closing Date.

4.3.1       Taxes. Real estate and personal property taxes and assessments shall be prorated for the period for which such taxes and assessments are assessed, regardless of when payable, on the basis of the number of days in such period the Property will have been owned by Seller and Purchaser, respectively. If the current tax bill is not available at Closing, then the proration shall be made on the basis of the most recent ascertainable tax bill. Any taxes paid at or before Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the fiscal year in which Closing occurs have been determined but have not been paid before Closing, Seller shall be charged and Purchaser credited at Closing with an amount equal to that portion of such taxes and assessments that relates to the period before the Closing Date, and Purchaser shall pay the taxes and assessments before they become delinquent. Seller shall be solely responsible for the payment of all supplemental taxes levied, assessed, or otherwise accrued by the Closing Date.

4.3.2       Rent. The “minimum” or “base” rent payable by tenants under the Leases for the calendar month in which the Closing occurs shall be prorated on the basis of the number of days of such month the Property will have been owned by Purchaser and Seller, respectively. However, there shall be no proration of any such rent that is delinquent as of the Closing Date. Rather, Purchaser shall cause

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any such delinquent rent for the period before Closing to be remitted to Seller if, as, and when collected. Additionally, there shall be no proration of any rent that a tenant under a Lease delivers to either Purchaser or Seller that said tenant has identified, at the time of such delivery, as constituting payment of rent due for a month or other period of time before Closing. If Purchaser receives any such rent, Purchaser shall cause such rent to be remitted to Seller if, as, and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such delinquent rent. Purchaser shall include the amount of delinquent rent in the first bills its submits to the applicable tenants after the Closing, and shall continue to do so for the 2 following months. Purchaser shall promptly deliver to Seller a copy of each such bill submitted to tenants. After such 2 month period, Seller may pursue remedies directly against delinquent tenants, but may not sue to evict or otherwise dispossess such tenants or to terminate any such tenant’s lease.

4.3.3       Costs Relating To New Leases. Any tenant improvement costs, leasing commissions or other leasing costs paid or payable pursuant to any “New Lease” entered into in accordance with Section 10.3.1 of this Agreement shall be prorated over the term of such New Lease, with Seller being responsible for a portion of such costs and commissions based on the ratio of base rent payments received by Seller through the Closing Date to the total base rent payable over the term of such New Lease.

4.3.4       Security Deposits; Utility Deposits. Purchaser shall receive a credit at Closing in the amount of any unapplied cash security deposits under the Leases. In addition, Seller shall assign, to the extent assignable, and deliver to Purchaser at Closing any and all letters of credit and other instruments held by Seller as security deposits under Leases. Seller shall receive a credit at Closing in the amount of all refundable cash or other deposits posted with utility companies servicing the Property that are duly assigned to Purchaser at Closing. In the event any security or other deposit is in the form of a bond or letter of credit, then, unless and until Seller delivers to Purchaser either a fully executed assignment to Purchaser of the beneficial interest under such bond or letter of credit together with the bond or letter of credit issuer’s express written consent to such assignment or a full replacement for such bond or letter of credit issued by the bond or letter of credit issuer directly in favor of Purchaser, the amount of such bond or letter of credit shall either be paid to Purchaser at the Closing or credited against the Purchase Price, at Purchaser’s option.

4.3.5       Utilities. Water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any other payments to utility companies shall be prorated. If possible, utility prorations will be handled by final meter readings on the Closing Date. If final readings are not possible, or if any such charges are not separately metered, such charges will be prorated based on the most recent period for which costs are available.

4.3.6       Fees Payable. Assignable license and permit fees, and similar fees and expenses of operation shall be prorated.

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4.3.7       Tenant Inducement Costs and Leasing Commissions. Purchaser shall pay all of the “Tenant Inducement Costs”, as this Section defines that term, and leasing commissions pursuant to any New Lease to the extent set forth in Section 4.3.3 above. Seller shall pay all other Tenant Inducement Costs and leasing commissions incurred or accruing before Closing. “Tenant Inducement Costs” means any payments required under a Lease to be paid by the landlord under that Lease to or for the benefit of the tenant that is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs (other than those accruing as a result of a buyout option executed by Purchaser after the Closing Date, which buyout costs shall be Purchaser’s sole and exclusive responsibility), moving, design, refurbishment and club membership allowances, but specifically excluding legal fees or loss of income resulting from any free rental period (Seller shall bear the loss resulting from any free rental period before the Closing Date and Purchaser shall bear such loss from and after the Closing Date). If, as of the Closing Date, Seller has not paid any Tenant Inducement Costs or leasing commissions for which Seller is responsible under this Section 4.3.7, at Closing, Purchaser shall be credited with an amount equal to such Tenant Inducement Costs and leasing commissions and Purchaser shall assume the obligation to pay them.

If any item of income or expense set forth in this Section 4.3 is subject to final adjustment after Closing, then Seller and Purchaser shall make, and each shall be entitled to, an appropriate reproration to each such item promptly when accurate information becomes available, but in no event later than 90 days after the end of the calendar year in which Closing occurs. Any amounts due from one party to the other as a result of such reproration shall be paid promptly in cash to the party entitled to that amount. Seller and Purchaser shall make available to each other for review such records as are necessary to complete such reprorations. This Section 4.3 shall survive the Closing.

4.4          Tenant Reimbursements. Tenants under the Leases are currently paying Seller certain amounts (“Tenant Reimbursements”) based on Seller’s estimates for real estate taxes and assessments, common area maintenance, operating expenses and similar expenses (collectively, “Tenant Reimbursable Expenses”).

4.4.1       For The Calendar Year of Closing. At Closing, Tenant Reimbursements payable by tenants under the Leases for the calendar month in which the Closing occurs shall be prorated on the basis of the number of days of such month the Property will have been owned by Purchaser and Seller, respectively. However, there shall be no proration of any such Tenant Reimbursements that are delinquent as of Closing. Rather, Purchaser shall use commercially reasonable efforts to cause any such delinquent Tenant Reimbursements for the period before Closing to be remitted to Seller if, as, and when collected. Additionally, there shall be no proration of any Tenant Reimbursements that a tenant under a Lease delivers to either Purchaser or Seller that said tenant has identified, at the time of such delivery, as constituting payment of a Tenant Reimbursement due for a month or other period of time before Closing. If Purchaser receives any such Tenant Reimbursements,

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Purchaser shall cause such Tenant Reimbursements to be remitted to Seller if, as, and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such delinquent Tenant Reimbursements. Purchaser shall include the amount of delinquent Tenant Reimbursements in the first bills Purchaser submits to the applicable tenants after Closing, and shall continue to do so for the following 2 months. Purchaser shall promptly deliver to Seller a copy of each such bill submitted to tenants. After such 2 month period, Seller may pursue remedies directly against delinquent tenants, but may not sue to evict or otherwise dispossess such tenants or to terminate any such tenant’s lease.

Within 90 days after the end of the calendar year in which Closing occurs, (i) Seller shall determine the Tenant Reimbursements paid to Seller by tenants and the Tenant Reimbursable Expenses incurred by Seller for the portion of the calendar year in which the Closing occurs that Seller owned the Property, and (ii) Purchaser shall determine the Tenant Reimbursements paid to Purchaser by tenants and the Tenant Reimbursable Expenses incurred by Purchaser for the portion of the calendar year in which the Closing occurs that Purchaser owned the Property. If the amount of Tenant Reimbursements Seller collects for such year is less than the amount of Tenant Reimbursable Expenses Seller paid for such year (or less than the amount that Seller is entitled to recover under the terms of the Leases), then Purchaser shall promptly remit the difference to Seller if, as and to the extent such excess amounts are actually collected from the tenants, but not otherwise. If the amount of Tenant Reimbursements Seller collected for the calendar year in which the Closing occurs exceeds the amount of Tenant Reimbursable Expenses Seller paid for such year (or greater than the amount that Seller is entitled to recover under the terms of the Leases), then Seller shall remit such excess amounts to Purchaser. Upon receipt of such excess amounts, Purchaser shall promptly remit the applicable portion to each tenant entitled to the excess amount. This Section 4.4.1 shall survive for a period of 2 years from the Closing Date.

4.4.2       For Prior Calendar Years. Seller shall be responsible for the reconciliation with tenants of Tenant Reimbursements and Tenant Reimbursable Expenses for any calendar year before that in which the Closing occurs. If the amount of Tenant Reimbursements collected by Seller for such prior years is less than the amount of Tenant Reimbursable Expenses paid by Seller for such period (or less than the amount that Seller is entitled to recover under the terms of the Leases), then Seller shall be entitled to bill such tenants and retain any such amounts due from tenants. If the amount of Tenant Reimbursements collected by Seller for such prior calendar year exceeds the amount of Tenant Reimbursable Expenses paid by Seller with respect to such period (or the amount that Seller is entitled to recover under the terms of the Leases), then, to the extent required under the terms of the Leases, Seller shall remit such excess amounts to the applicable tenants. In connection with the foregoing, Seller shall be permitted to make and retain copies of all leases and all billings concerning Tenant Reimbursements for such prior years, and Purchaser covenants and agrees to provide Seller with reasonable access to the books and records pertaining to such

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Tenant Reimbursements, and to otherwise cooperate with Seller (at no cost to Purchaser) for the purpose of enabling Seller to adequately respond to any claim by tenants for reimbursement of Tenant Reimbursements previously paid by such tenants. This Section 4.4.2 shall survive the Closing.

4.5           Reservation of Rights to Contest.  Notwithstanding anything to the contrary in this Agreement, Seller reserves the right to meet with governmental officials and to contest all or any part of any reassessment or assessment of the Property and to attempt to obtain a refund for any taxes previously paid. Seller shall retain all rights with respect to any refund of taxes applicable to any period before the Closing Date, subject to any rights any tenants may have in such refund under the Leases.

4.6           Transaction Costs. Except as otherwise specifically set forth in this Agreement, the closing costs and other costs incurred in connection with the transactions contemplated by this Agreement shall be paid as follows: (a) Seller shall pay (i) the CLTA portion of the premium payable to the Title Insurer in connection with the issuance of the ALTA Title Policy, (ii) all escrow fees payable to Escrow Agent, (iii) all county transfer taxes, (iv) recording charges for the deed, and (v) one-half of the city transfer tax; and (b) Purchaser shall pay (i) all title insurance costs and fees for the ALTA Title Policy in excess of the cost of CLTA standard owner’s coverage, including any for extended coverage, endorsements (provided, Seller shall pay for all endorsements required by Title Insurer for the removal of Title Objections or Additional Title Objections that Seller agreed to remove), coinsurance or reinsurance, and any loan policy charges, (ii) all transfer taxes, sales and use taxes, documentary stamps and intangible taxes and similar taxes or charges, if any, except for the county transfer tax and one-half of the city transfer tax, (iii) all recording charges, except recording charges for the deed, (iv) all costs incurred in connection with obtaining any Updated Survey, and (v) one-half of the city transfer tax. Seller and Purchaser shall be responsible for the fees of their respective attorneys.

4.7           Reprorations. Notwithstanding anything in this Agreement to the contrary, all reprorations this Agreement contemplates shall be completed within 90 days after the end of the calendar year in which Closing occurs. This Section 4.7 shall survive the Closing.

4.8           Delivery of Possession. Seller shall tender possession of the Property to Purchaser at Closing, subject to the rights of the tenants under the Leases. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its contracts with such utility companies that provide services to the Property.

5.             Casualty Loss and Condemnation. If, before Closing, all or any part of the Property is condemned, destroyed, or damaged by fire or other casualty, Seller shall promptly notify Purchaser. In the event of a “Material Loss”, as this Section 5 defines that term, Purchaser shall have the option to terminate this Agreement by giving notice to Seller within 15 days after Seller’s request that the option be exercised but not later than Closing. Purchaser shall not have the right to terminate this Agreement as to any individual building comprising the improvements, but shall

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only have the right to terminate this Agreement in the entirety. If the condemnation, destruction or damage does not result in a Material Loss, then Seller and Purchaser shall close notwithstanding such condemnation, destruction or damage. If the Closing occurs, (i) Purchaser shall be entitled to receive any condemnation proceeds payable with respect to any condemnation or proceeds of insurance under any policy(ies) of insurance applicable to the destruction or damage of the Property including any rent loss insurance proceeds, (ii) Purchaser shall receive a credit against the Purchase Price equal to the amount of any deductible, self-insurance, or co-payment amount under the policy(ies) of insurance applicable to the destruction or damage, and (iii) Seller shall, at Closing, execute and deliver to Purchaser all customary proofs of loss and other similar items. If Purchaser elects to terminate this Agreement in accordance with this Section 5, Escrow Agent shall return the Earnest Money to Purchaser and this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except for any rights or obligations that expressly survive a termination of this Agreement. “Material Loss” means condemnation, damage or destruction that (a) would give tenants under Leases demising, in the aggregate, more than 25,000 square feet of rentable floor area the right to terminate their Leases (excluding any tenants who have, on or before the Closing Date, waived the right to terminate), (b) would materially impair access to, or parking at, the Property after the performance of all permitted restorations and repairs, or (c) is reasonably estimated to cost or be valued at (as the case may be) more than $250,000 per building comprising the Improvements and $1,000,000 in the aggregate as to the Property.

6.             Brokerage.  Seller shall pay upon Closing (but not otherwise) a brokerage commission due to CPS Realty Group, Inc. (also known as CPS, a Commercial Real Estate Company, Inc.) for services rendered in connection with the sale and purchase of the Property in accordance with the terms of the separate written agreement between Seller and CPS Realty Group, Inc. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, reasonable attorney fees and expenses incurred by the indemnified party in connection with such claim. This Section 6 shall survive the Closing or any termination of this Agreement.

7.             Default and Remedies.

7.1           Purchaser’s Remedies. Notwithstanding anything to the contrary in this Agreement, if Closing does not occur due to a Seller default, or if the conditions precedent to Purchaser’s obligation specified in Section 9 of this Agreement are not satisfied after any applicable notice and cure period. Purchaser may elect, as Purchaser’s sole and exclusive remedy or recourse, to either: (a) terminate this Agreement by written notice to Seller, in which case this Agreement shall be null and void, neither party shall have any further rights or obligations under this Agreement, Escrow Agent shall return the Earnest Money to Purchaser and, if Purchaser terminates because of a Seller default (but not because of a condition precedent in Section 9 is not satisfied), Purchaser shall be entitled to receive from Seller Purchaser’s out-of-pocket expenses incurred in connection with this Agreement and Purchaser’s due diligence investigations of the Property, but not to exceed $175,000; or (b) seek specific performance by duly filing and commencing an action within 30 days after the scheduled Closing Date. Except to the preceding sentence

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expressly provides to the contrary, Purchaser is not entitled to any damages for any default by Seller. Purchaser’s failure to file and commence an action for specific performance within 30 days after the scheduled Closing Date shall constitute its election of the remedy under clause (a) above.

7.2           SELLER’S REMEDIES AND LIQUIDATED DAMAGES. PURCHASER AND SELLER ACKNOWLEDGE THAT IT WOULD BE EXTREMELY IMPRACTICAL AND DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES THAT SELLER WOULD SUFFER IF PURCHASER FAILS TO CONSUMMATE THE PURCHASE AND SALE THIS AGREEMENT CONTEMPLATES DUE TO PURCHASER’S DEFAULT UNDER THIS AGREEMENT. PURCHASER AND SELLER HAVE CONSIDERED CAREFULLY THE LOSS TO SELLER OCCASIONED BY TAKING THE PROPERTY OFF THE MARKET AS A CONSEQUENCE OF THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT, THE EXPENSES OF SELLER INCURRED IN CONNECTION WITH THE PREPARATION OF THIS AGREEMENT AND SELLER’S PERFORMANCE UNDER THIS AGREEMENT, AND THE OTHER DAMAGES, GENERAL AND SPECIAL, WHICH PURCHASER AND SELLER REALIZE AND RECOGNIZE SELLER WILL SUSTAIN BUT WHICH SELLER CANNOT AT THIS TIME CALCULATE WITH CERTAINTY. BASED ON ALL THOSE CONSIDERATIONS, PURCHASER AND SELLER HAVE AGREED THAT THE DAMAGE TO SELLER IN SUCH EVENT WOULD REASONABLY BE EXPECTED TO BE EQUAL TO THE SUM OF THE EARNEST MONEY. ACCORDINGLY, IF PURCHASER FAILS TO CONSUMMATE THE PURCHASE OF THE PROPERTY DUE TO PURCHASER’S DEFAULT (AND NOT DUE TO A FAILURE OF A CONDITION PRECEDENT), SELLER SHALL HAVE THE RIGHT, AS ITS SOLE AND EXCLUSIVE REMEDY, TO RETAIN THE EARNEST MONEY AS FULL AND COMPLETE LIQUIDATED DAMAGES. IF PURCHASER FAILS TO DEPOSIT THE EARNEST MONEY AS OR WHEN THIS AGREEMENT REQUIRES, SELLER’S RIGHTS UNDER THIS SECTION 7.2 SHALL INCLUDE THE RIGHT TO SUE PURCHASER FOR AND COLLECT THE EARNEST MONEY.

THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT (A) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT (AND NOT DUE TO A FAILURE OF A CONDITION PRECEDENT), AND (B) THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED

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DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671,1676 AND 1677.

/s/ W.H.	/s/ D.A.
Seller’s initials	Purchaser’s initials

7.3           Post-Closing Remedies. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages.

8.                                      Purchaser’s Inspection.

8.1           Inspection. Purchaser shall have until 3:00 p.m., San Francisco time on the 30th day after the Effective Date (the “Due Diligence Period”) within which to inspect the Property and to inspect and review the “Due Diligence Materials”, as Section 8.3 of this Agreement defines that term, and Seller’s books and records pertaining to the operation and maintenance of the Property located in Property Manager’s office, but not documents related to the valuation of the Property or Seller’s acquisition, financing, or sale of the Property, or any other confidential information of Seller or Property Manager. Seller disclaims any representation or warranty about the completeness or accuracy of any book or records it makes available to Purchaser for review. Purchaser’s right of inspection pursuant to this Section 8.1 is and shall remain subject to the rights of tenants under the Leases and other occupants and users of the Property and Purchaser shall use reasonable efforts to minimize interference with tenants and Seller’s operation of the Property. From and after the Effective Date and subject to the terms of this Section 8.1, Purchaser and Purchaser’s Representatives shall have the right to enter upon the Property at all reasonable times to make and perform such evaluations, tests, inspections and investigations of the physical condition of the Property as Purchaser may desire and make inquiry of any persons in possession or occupancy of the Property. No inspection shall be undertaken without 48 hours’ prior verbal notice to Property Manager with a follow-up email to Seller and Property Manager. Seller or Seller’s representative shall have the right to be present at any or all inspections. Neither Purchaser nor its agents or representatives shall contact any tenants without the prior consent of Seller, which will not be unreasonably withheld or delayed. Before Purchaser enters the Property to perform any inspections, Seller may require Purchaser to deliver to Seller a certificate evidencing commercial general liability insurance with coverage of $1,000,000 per occurrence, $2,000,000 aggregate naming Seller as an additional insured with respect to the Property. Such policy of insurance shall name Seller and Seller’s property manager as additional insureds. Any such policy of insurance may be carried under a blanket policy covering other parties and properties of Purchaser. Purchaser shall permit Seller to participate in any such contact. No inspection shall involve the taking of samples or other physically invasive procedures without obtaining Seller’s express written consent to Purchaser’s work plan, which consent Seller shall not unreasonably withhold. Upon the completion of any inspection or test, Purchaser shall restore the Property to its condition before such inspection or test. Purchaser shall not allow any mechanic’s liens to be filed against the Property as the result of any activities by Purchaser or any of its contractors or

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agents on or in connection with the Property (any such lien being a “Purchaser Lien”). If any Purchaser Lien is filed against the Property, Purchaser shall cause the Purchaser Lien to be removed within 30 days after filing of the Purchaser Lien. If Purchaser fails to remove any Purchaser Lien within such 30-day period, Seller shall be entitled (but have no obligation) to take any action necessary to remove any or all Purchaser Liens, including but not limited to, paying them off in full, and Purchaser shall reimburse Seller, immediately upon demand, for all of Seller’s costs and damages related to the Purchaser Liens, including but not limited to Seller’s actual attorney fees. Notwithstanding Purchaser’s rights to enter and inspect the Property in accordance with this Section 8.1, for the purposes of any mechanic’s or other lien, no lienable work, materials, or services provided to Purchaser or for Purchaser’s benefit has been authorized by Seller or provided at Seller’s instance, and Seller will not be responsible for any such lienable work, materials, or services.

8.2           Indemnification. Notwithstanding anything to the contrary in this Agreement, Purchaser shall indemnify, defend (with counsel reasonably acceptable to Seller) and hold Seller and its employees, tenants and agents harmless from and against any and all loss, cost, expense, liability, damage, cause of action or claim (including, without limitation, attorneys’ fees) for property damage or personal injury arising out of or resulting from the acts or omissions of Purchaser and/or “Purchaser’s Representatives”, as Section 12.9 of this Agreement defines that term, in connection with Purchaser’s exercise of its rights under this Agreement, including, without limitation, its right of entry upon and inspection and testing of the Property under Section 8.1 of this Agreement, and such indemnity shall survive the Closing and any termination of this Agreement for a period of one year; provided, however, in no event shall Purchaser be liable under this Agreement as a result of (i) Purchaser’s discovery of any pre-existing condition(s) affecting the Property (except and to the extent such pre-existing condition(s) is/are exacerbated by entry onto and investigation of the Property by Purchaser and/or Purchaser’s Representatives), (ii) any diminution in the market value of the Property resulting from the information disclosed by any such investigation or tests, or (iii) any claims or damages relating to the negligence or willful misconduct of Seller.

8.3           Seller’s Delivery of Due Diligence Materials. Within 3 Business Days after the Effective Date, Seller shall deliver to Purchaser accurate copies of the Due Diligence Materials listed on the Exhibit O attached to this Agreement (the “Due Diligence Materials”), together with an executed “Natural Hazard Disclosure Statement” in the form attached to this Agreement as Exhibit N. Seller disclaims any representation or warranty about the accuracy or completeness of any statements or information in the Due Diligence Materials. The information in the Natural Hazard Disclosure Statement is a disclosure only for purposes of statutory compliance, and is compiled from and based solely on the information sources identified in the Natural Hazard Disclosure Statement. The delivery of the Natural Hazard Disclosure Statement is not intended to be part of any contract between Seller and Purchaser, to limit or restrict in any way Purchaser’s representations, warranties, agreements and releases in this Agreement, or to give rise to any other rights in Purchaser under this Agreement.

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8.4           Purchaser’s Right to Terminate. If Purchaser determines, in its sole and absolute discretion, that the Property is suitable for its purposes and wishes to proceed with the transaction, Purchaser shall deliver written notice to Seller (the “Approval Notice”) at any time before the expiration of the Due Diligence Period. If Purchaser fails to timely deliver the Approval Notice, this Agreement shall automatically terminate and be of no further force or effect and Escrow Agent shall return the Earnest Money to Purchaser without further instruction or written approval from Seller and neither party shall have any further rights or obligations under this Agreement except those that expressly survive termination of this Agreement.

8.5           Estoppel Certificates and SNDAs. Seller shall request from each tenant of the Property an estoppel certificate (an “Estoppel Certificate”) in the form attached to this Agreement as Exhibit H (the “Form Tenant Estoppel Certificate”). Seller shall also cooperate with Purchaser’s efforts to obtain subordination, non-disturbance and attornment agreements (“SNDAs”) from the tenants under the Leases in favor of Purchaser’s lender, but Seller shall have no obligation to negotiate with tenants regarding any SNDAs or to incur any cost in so cooperating with Purchaser’s efforts to obtain SNDAs, and Purchaser’s receipt of any SNDAs shall not be a condition precedent to Purchaser’s obligation to close under this Agreement. If any tenant is unwilling to execute and deliver an SNDA or an Estoppel Certificate as a result of the SNDA, Seller may instruct such tenant to only execute and deliver the Estoppel Certificate

9.             Purchaser’s Conditions Precedent. Following expiration of the Due Diligence Period, Purchaser’s obligation to consummate the purchase of the Property under this Agreement shall be subject to satisfaction of all of the following:

9.1           Estoppel Certificates. Purchaser shall have received, no later than 5 Business Days prior to the Closing Date (the “Estoppel Delivery Date”), Estoppel Certificates dated no more than 20 days before the originally-scheduled Closing Date in the form this Section 9.1 specifies from the tenants that Exhibit K lists as the “Required Tenants”. If Seller does not provide to Purchaser, on or before the Estoppel Delivery Date, Estoppel Certificates for all Required Tenants, Purchaser may, by written notice to Seller given on die Closing Date, either (A) elect not to purchase the Property, in which event this Agreement shall terminate and become null and void and Escrow Agent shall return the Earnest Money to Purchaser and neither party shall have any further rights or obligations under this Agreement except for those that expressly survive termination of this Agreement, or (B) elect to purchase the Property notwithstanding Seller’s failure to provide Estoppel Certificates with respect to the Required Tenants, in which event Purchaser shall be deemed to have waived the condition in this Section 9.1. If Purchaser fails to deliver such written notice as described above, Purchaser shall be deemed to have elected item (A) above. If any Estoppel Certificate contains statements or allegations that a default or potential default exists on the part of Seller under the Lease in question or contains information inconsistent with any representations of Seller in this Agreement and Purchaser elects to close under this Agreement notwithstanding the existence of such statements, allegations or information, then such Estoppel Certificate shall be deemed acceptable for purposes of this Section, notwithstanding the existence of such allegations, statements or information, and Seller shall have no liability to Purchaser under or in

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connection with this Agreement with respect to the existence of such allegations, statements or information.

9.2           Accuracy of Seller’s Representations and Warranties. Each of Seller’s representations and warranties set forth in Section 10.1 of this Agreement shall be materially true and correct as of the Closing, as modified by any “Pre-Closing Disclosures”, as Section 10.2 of this Agreement defines that term. Notwithstanding the foregoing, if Seller makes a material Pre-Closing Disclosure to Purchaser (excluding any Pre-Closing Disclosures that result from actions taken by Seller that are permitted under Section 10.3 or otherwise under this Agreement), Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller on or before the earlier of the Closing, or the 5th Business Day after Purchaser receives written notice of such Pre- Closing Disclosure, in which event this Agreement shall terminate and be of no further force or effect except for any rights or obligations that expressly survive a termination of this Agreement and Escrow Agent shall return the Earnest Money to Purchaser. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 9.2, then such representations and warranties shall be deemed modified to conform them to the Pre-Closing Disclosure.

9.3           Litigation. There shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, that after Closing would, in Purchaser’s sole, absolute and subjective discretion, materially and adversely affect the value of the Property or the ability of Purchaser to develop and operate the Property as intended by Purchaser.

The conditions in this Section 9 are solely for the benefit of Purchaser and may be waived only by Purchaser. Purchaser shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Seller. If: (1) any of the conditions precedent to the performance of Purchaser’s obligations this Section 9 specifies has not been satisfied, waived, or deemed waived by Purchaser on the scheduled Closing Date, (2) Purchaser has given Seller written notice, on or before the scheduled Closing Date, of the specific obligations or conditions that Seller has failed to perform, or the conditions that remain unsatisfied, and (3) those specific conditions or obligations remain unperformed, uncured, or unsatisfied 5 Business Days after the scheduled Closing Date (and the Closing Date shall be extended as necessary to give Seller such 5-business-day period), then Purchaser may elect, as its sole and exclusive remedy or recourse, to either terminate this Agreement or seek specific performance in accordance with Section 7.1 of this Agreement.

10.          Representations, Warranties and Covenants.

10.1        Seller’s Representations and Warranties. Subject to Section 10.5 of this Agreement. Seller hereby represents and warrants to Purchaser that, as of the Effective Date:

10.1.1        Organization and Authority. Seller is duly-organized and in good standing under the laws of the state of its organization and is qualified to transact business under the laws of the State of California. Seller has the power

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and authority under its organizational documents to sell, transfer, convey, and deliver the Property, and all required actions and approvals have been duly taken and obtained. This Agreement and all documents executed by Seller that are to be delivered to Purchaser at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Seller.

10.1.2        No Conflict. The execution and delivery of this Agreement, the consummation of the transactions this Agreement provides for and the fulfillment of the terms of this Agreement will not result in a breach of, or constitute a default under, Seller’s organizational documents.

10.1.3        Condemnation. Seller has not received from any governmental authority any written notice of any condemnation of all or any part of the Property, nor, to Seller’s Knowledge, is such a condemnation proceeding threatened.

10.1.4        Litigation. Except as set forth on Exhibit J attached to this Agreement, Seller has not been served with any litigation that is still pending against Seller with respect to the Property or its ownership or operation of the Property nor, to Seller’s Knowledge, is such litigation threatened.

10.1.5        Leases. There are no leases or other agreements granting any right of occupancy or possession of the Property, except for the Leases identified on the Exhibit K attached to this Agreement. Seller has delivered accurate complete copies of the Leases to Purchaser. Seller has not sent or received any written notice of a default under any Lease that has not been cured or waived, and, to Seller’s Knowledge, there are no circumstances existing that with the passage of time or the giving of notice or both would result in a material default under any Leases. All security deposits required to be deposited by tenants pursuant to the Leases are on deposit with Seller.

10.1.6        Brokerage Agreements. There are no leasing brokerage agreements, leasing commission agreements or other agreements providing for the payment of any amount for leasing activities with respect to the Property except as set forth on the Exhibit L attached to this Agreement.

10.1.7        Violations. Seller has not received from any governmental authority written notice of, nor does Seller have any Knowledge of, any currently existing violation of any zoning, building, fire, environmental or health code or any other statute, ordinance, rule, regulation or order applicable to all or any part of the Property that will not have been corrected before Closing.

10.1.8        ERISA. As of the Effective Date, the Property is not “plan assets” within the meaning of 29 C.F.R. §2510.3-101, and Seller is not a “governmental plan” within the meaning of Section 3(32) of the Employee Retirement Income Security Act of 1974, as amended.

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10.1.9        No Bankruptcy. Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (c) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally,

10.2        Representations Remade. As of Closing, Seller shall be deemed to remake and restate the representations set forth in Section 10.1, except that the representations shall be updated by delivering written notice to Purchaser in order to reflect any fact, matter, or circumstance of which Seller’s representatives become aware that would make any of Seller’s representations or warranties in this Agreement untrue or incorrect (a “Pre-Closing Disclosure”).

10.3        Covenants.

10.3.1        New Leases. For purposes of this Agreement, any Lease entered into after the Effective Date and any modification, termination, amendment, restatement or renewal of any existing Lease entered into after such date, shall be a “New Lease”. Seller shall not enter into any New Lease (other than an amendment, restatement, modification or renewal of any existing Lease required as a result of a tenant exercising a right granted such tenant under such existing Lease) without Purchaser’s prior written consent, which will not be unreasonably withheld or delayed. Seller shall use good faith and diligent efforts to keep Purchaser apprised of any prospective New Leases and terms being negotiated in connection therewith.

10.3.2        Contracts. Seller shall, on or before the Closing Date, terminate all contracts and agreements affecting the Property other than the Leases, without cost or expense to Purchaser, effective on and as of the Closing Date. After the Effective Date, Seller shall not, without first obtaining Purchaser’s written consent thereto, enter into any contract or other agreement affecting the Property which would survive the Closing.

10.3.3        Operations. Between the Effective Date and the Closing Date, Seller shall (i) operate the Property in the normal course of Seller’s business, (ii) maintain the Property in the same condition as of the Effective Date, ordinary wear and tear excepted, and subject to Section 5 of this Agreement, and (iii) continue to insure the Property to the same extent it is currently insured on the Effective Date. Notwithstanding anything in the preceding sentence to the contrary, in no event shall Seller be required to make any capital repairs, replacements, or improvements to the Property except as may be required by the Leases.

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10.3.4        Other Agreements. Between the Effective Date and the Closing Date and except as required by law, Seller shall not become party to agreements granting an easement, right-of-way or license on, under or about the Property, and Seller shall not become party to any agreements granting easements, rights-of-way or licenses in favor of the Property or otherwise encumber, or grant interests in, the Property.

If Seller fails to perform any of its obligations under this Section 10.3 and either Seller gives Purchaser written notice of such failure before Closing or Purchaser otherwise becomes actually aware of default by Seller under this Section 10.3 before Closing. Purchaser shall have the rights and remedies available to Purchaser under Section 7.1 of this Agreement, and if Purchaser elects to close and consummate the transaction contemplated by this Agreement in lieu of exercising its rights and remedies under Section 7.1 of this Agreement, then such default by Seller shall be deemed to be waived by Purchaser at the Closing, and to the extent such default by Seller is the entering into by Seller of New Lease(s), or any other agreements in violation of Section 10.3.1, or Section 10.3.4 of this Agreement, Purchaser shall at Closing accept an assignment of Seller’s rights under such New Lease(s) or other agreements and assume Seller’s obligations under such New Lease(s) or other agreements that accrue with respect to any time after on or after the Closing Date.

10.4        Purchaser’s Representations and Warranties. Subject to Section 10.5 of this Agreement, Purchaser represents and warrants that:

10.4.1 ERISA. Purchaser’s rights under this Agreement, the assets it shall use to acquire the Property and, upon its acquisition by Purchaser, the Property itself, do not and shall not constitute “plan assets” within the meaning of 29 C.F.R. §2510.3-101, and Purchaser is not a “governmental plan” within the meaning of section 3(32) of the Employee Retirement Income Security Act of 1974, as amended.

10.4.2 Organization and Authority. Purchaser is duly-organized and in good standing under the laws of the state of its organization and is qualified to transact business under the laws of the State of California. Purchaser has the power and authority under its organizational documents to perform its obligations under this Agreement, and all required actions and approvals have been duly taken and obtained.

10.4.3 No Conflict. The execution and delivery of this Agreement, the consummation of the transactions this Agreement provides for and the fulfillment of the terms of this Agreement will not result in a breach of, or constitute a default under, any provision of Purchaser’s organizational documents.

10.4.4 No Bankruptcy. Purchaser has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser’s creditors, (c) suffered  the  appointment  of a  receiver  to  take  possession  of all, or

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substantially all, of Purchaser’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

10.5       Survival. Purchaser’s right to enforce Seller’s representations and warranties in Section 10.1 of this Agreement, subject to any modifications in any Pre-Closing Disclosure, shall survive the Closing, but only as to claims that Purchaser (i) delivers written notice of to Seller within 365 days after Closing (or such shorter period of time to the extent Purchaser receives an Estoppel Certificate that obviates any or all of Seller’s representations and/or warranties with respect to any Lease in accordance with Section 8.2 above) and (ii) brings suit on within 30 days after the expiration of such 365-day period, and not otherwise. Seller’s right to enforce the representations and warranties set forth in Section 10.4 shall survive the Closing, as to claims of which Seller notifies Purchaser in writing within 365 days after Closing, and (ii) brings suit on within 30 days after the expiration of such 365-day period, and not otherwise.

11.          Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, if the Closing has occurred and Purchaser has not waived, relinquished or released any applicable rights in further limitation, then (i) Seller’s aggregate liability arising pursuant to or in connection with Seller’s representations, warranties, indemnifications, covenants or other obligations (whether express or implied) under this Agreement or any document executed or delivered in connection with this Agreement or the Closing shall not exceed $950,000 in the aggregate (the “Liability Limitation”) and (ii) no claim by Purchaser alleging a breach by Seller of any of Seller’s representations, warranties, indemnifications, covenants, or other obligations under this Agreement or in any document executed or delivered in connection with this Agreement or the Closing may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Purchaser against Seller alleging a breach by Seller of any of Seller’s representations, warranties, indemnifications, covenants or other obligation under this Agreement or in any document executed or delivered in connection with this Agreement or the Closing, is for an aggregate amount in excess of $50,000 (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount of the judgment, subject to the limitation set forth in clause (i) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect to such judgment; provided further that the Floor Amount shall not apply to Seller’s liability either with respect to the performance of Seller’s obligations under Sections 4.3,4.4, or 6. No constituent partner or member in or agent of Seller, nor any advisor, trustee, director, officer, member, partner, employee, beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a constituent partner or member in Seller or an agent of Seller (including, but not limited to, William K. Hoeg, John C. Scholz, the trustees of the William K. Hoeg Revocable Trust U/A August 17, 1998, as amended, the trustees of the John C. Scholz Revocable Trust U/A December 6, 1999, as amended, Whitewater Capital 5, LLC, ERP CFA LLC, Eagle Ridge Asset Management LLC, and Eagle Ridge Partners LLC) (“Seller’s Affiliates”) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to this Agreement, or any amendment or amendments to any of the foregoing

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made at any time or times, before or after the Effective Date, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary in this Agreement, (i) to the extent Seller’s assets are not sufficient to pay any claim by Purchaser under this Agreement, Purchaser shall be entitled to sue Seller’s members to the extent of distributions Seller has made to such members of proceeds of the sale of the Property, but Purchaser shall have no other claim against, and hereby waives any other claim against, any member of Seller or any person who indirectly owns any interest in Seller; and (ii) neither the negative capital account of any member in Seller, nor any obligation of any partner or member in any entity owning an interest (directly or indirectly) in Seller to restore a negative capital account or to contribute capital to Seller (or any entity owning an interest, directly or indirectly, in any other constituent partner or member of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other partner or member (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of such party’s obligations to restore or contribute). This Section 11 shall survive the Closing and any termination of this Agreement.

12.          Miscellaneous.

12.1        Entire Agreement. All  understandings  and agreements before the Effective Date between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties.

12.2        Assignment. Except as Section 12.12 of this Agreement provides to the contrary, neither this Agreement nor any interest under this Agreement shall be assigned or transferred by Purchaser without Seller’s consent; provided, however, that no such consent shall be required with respect to Purchaser’s assignment to an entity that (i) is an affiliated or related entity or an entity that is wholly owned and controlled, directly or indirectly, by Westcore Properties AC, LLC, and (ii) delivers, on or before the date that is 2 Business Days before the Closing Date, to Seller a duly-executed assumption of all of the duties and obligations of Purchaser by the proposed assignee, substantially in the form of Exhibit C; and provided further that upon any such assignment this Section 12.2 permits, Purchaser shall remain liable to Seller for the performance of the obligations of the “Purchaser” under this Agreement. For the purpose of this Section 12.2, the term “control” means the power to direct the management of such entity through voting rights, ownership, or contractual obligations. Seller may assign or otherwise transfer its interest under this Agreement; provided, however, that upon any such assignment, Seller shall remain liable to Purchaser for the performance of the obligations of the “Seller” under this Agreement and Seller shall be solely responsible for the payment of all taxes and assessments incurred in connection with such assignment, if any.  As used in this Agreement, the term “Seller” shall be deemed to include any assignee or other transferee of any Seller. Upon any such transfer by a Seller, such Seller shall be relieved of any subsequently accruing liability under this Agreement.  Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

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12.3        Modifications. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

12.4        Time of Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day that is not a Saturday, Sunday, or legal holiday.

12.5        Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of California.

12.6        Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered (i) personally, (ii) by certified mail, return receipt requested, postage prepaid, (iii) by next Business Day courier (such as Federal Express or UPS), or (iv) by email or fax, provided that the sender also sends a confirmation copy by one of the preceding methods in (i) through (iii) on the same day. All notices given in accordance with the terms of this Section 12.6 shall be deemed given when received or upon refusal of delivery. Either party may change its address for receiving notices, requests, demands, or other communication by notice sent in accordance with the terms of this Section 12.6.

If to Seller:	Concourse Fortune LLC
c/o Eagle Ridge Partners LLC 5753 Wayzata Boulevard Minneapolis, MN 55416
	Attention:	William K. Hoeg
	Telephone:	952-767-5556
	email:	willh@erpartners.com

with a copy to:	Steven C. Cox
Fabyanske, Westra, Hart & Thomson, PA Suite 1900 800 LaSalle Avenue Minneapolis, MN 55402
	Direct:	612-359-7617
	Email:	SCox@FWHTlaw.com

If to Purchaser:	Donald H. Ankeny
Westcore Properties, LLC Suite 210 4445 Eastgate Mall San Diego, CA 92121
	Direct:	(858) 625-4100
	Email:	dankeny@ westcore.net

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with a copy to:	Diane Robertson
Westcore Properties, LLC Suite 210 4445 Eastgate Mall San Diego, CA 92121
	Direct:	(858) 625-4100 ext. 223
	Email:	drobertson@westcore.net

and with a copy to:	Bonnie Frank
Real Estate Law Group, LLP Marina Office Plaza 2330 Marinship Way, Suite 211 Sausalito, CA 94965
	Direct:	415-331-2555
	Email:	bfrank@RELG.com

12.7        “AS IS” SALE. ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10.1 ABOVE, TO TAKE THE PROPERTY “AS-IS,” “WHERE-IS,” AND WITH ALL FAULTS AND CONDITIONS. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (COLLECTIVELY, THE “DISCLOSURES”) PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER OR ANY OF SELLER’S AFFILIATES CONCERNING THE CONDITION OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES. PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10.1 ABOVE, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES THAT PURCHASER MAY CONDUCT ON THE PROPERTY, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS

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ANY REPRESENTATIONS REGARDING TERMITES OR HAZARDOUS WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. EXCLUDING ANY CLAIM THAT THIS AGREEMENT EXPRESSLY PERMITS PURCHASER TO PURSUE AGAINST SELLER AS A RESULT OF ANY BREACH BY SELLER OF ANY OF SELLER’S REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR SELLER’S AFFILIATES BASED ON (I) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (II) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY, OR (III) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTY. THE PROVISIONS OF THIS SECTION 12.7 SHALL SURVIVE THE CLOSING AND ANY TERMINATION OF THIS AGREEMENT.

PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT BEFORE CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS OF THE PROPERTY, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES. UPON CLOSING, BUT SUBJECT TO AND EXCLUDING ANY CLAIM THAT THIS AGREEMENT EXPRESSLY PERMITS PURCHASER TO PURSUE AGAINST SELLER AS A RESULT OF ANY BREACH BY SELLER OF ANY OF SELLER’S REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AFFILIATES) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF

22

ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S AFFILIATES) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

PURCHASER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, AS AMENDED OR MODIFIED, WHICH PROVIDES THAT:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

PURCHASER HEREBY SPECIFICALLY ACKNOWLEDGES THAT PURCHASER HAS CAREFULLY REVIEWED THIS SUBSECTION, AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL, IS FULLY AWARE OF ITS CONSEQUENCES, AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT; PROVIDED, HOWEVER, SUCH RELEASE, WAIVER OR DISCHARGE SHALL NOT APPLY AND SHALL BE OF NO FORCE OR EFFECT FOR ANY CLAIMS ARISING OUT OF SELLER’S FRAUD.

/s/ W.H.	/s/ D.A.
Seller’s initials	Purchaser’s initials

12.8        Trial by Jury; Rescission. In any lawsuit or other proceeding initiated by either party under or with respect to this Agreement, each of Seller and Purchaser waives, to the fullest extent now or hereafter permitted by law, any right it may have to a trial by jury. Also, Purchaser waives any right to seek rescission of the transaction provided for in this Agreement.

12.9        Confidentiality. Except as may be required by law, without the prior written consent of Seller, and unless the Closing occurs, Purchaser shall not disclose to any third party the existence of this Agreement or any of its terms or conditions or the results of any inspections or studies undertaken in connection with its prospective purchase of the Property or make any public pronouncements, issue any press releases or otherwise furnish the “Information”, as this Section defines that term, or any information regarding this Agreement, or the transactions this Agreement contemplates to any third party; provided, however, that the foregoing shall not be construed to prevent Purchaser

23

from making any disclosure (a) required by any applicable law or regulation or judicial process, provided that Purchaser shall give Seller written notice before making any such disclosure, (b) for discussion with Purchaser’s Representatives, and (c) as needed to carry out the obligations of the parties hereunder, including, in the case of Purchaser, arranging equity and/or loan financing for the Property. For the purposes of this Section 12.9, “Information” shall mean and shall be deemed to include, without limitation, the following written or oral information provided by or on behalf of Seller to Purchaser, its employees, agents and representatives, lenders, attorneys, contractors, engineers, other consultants, and prospective partners (collectively, “Purchaser’s Representatives”) to the extent such disclosure is necessary or desirable for Purchaser to exercise its rights or perform its obligations under this Agreement, either before or after the Effective Date: (i) all documentation and/or information described in or relating to Section 1 of this Agreement, including, without limitation, Leases, Tangible Personal Property, and all other information regarding the operation, ownership, maintenance, management, or occupancy of the Property; (ii) the Existing Surveys; and (iii) any reports, tests, or studies (together with the results of such studies and tests obtained or provided by, or on behalf of, Seller).

Notwithstanding the foregoing, Seller’s delivery and Purchaser’s use of the Information are subject to the following terms: Purchaser shall (i) accept and hold all Information in strict confidence in accordance with the terms of this Agreement; (ii) not copy, reproduce, distribute or disclose the Information to any third party other than Purchaser’s Representatives, except as permitted in the preceding paragraph; (iii) not use the Information for any purpose other than in connection with the transactions this Agreement contemplates; and (iv) not use the Information in any manner detrimental to Seller or the Property.

12.10      Reports. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller’s written request, assign and transfer to Seller all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to all or any part of the Property prepared by third parties at the request of Purchaser, its employees and agents, and shall deliver to Seller copies of all of the foregoing. All such materials shall be delivered to Seller without any representation or warranty as to the accuracy or completeness thereof or any other matter relating thereto, and Seller shall have no right to rely on any such materials without the written consent of the party preparing the same.

12.11      Reporting Person. Seller and Purchaser hereby designate Escrow Agent to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. Seller and Purchaser each agree to execute at Closing, and to cause Escrow Agent to execute at Closing, a Designation Agreement, designating Escrow Agent as the reporting person with respect to the transaction contemplated by this Agreement.

24

12.12      Section 1031 Exchange. Either party may structure the disposition or acquisition of the Property, as the case may be, as a like-kind exchange under Internal Revenue Code Section 1031 at the exchanging party’s sole cost and expense. The other party shall reasonably cooperate, provided that such other party shall incur no material costs, expenses, or liabilities in connection with the exchanging party’s exchange. If either party uses a qualified intermediary to effectuate an exchange, any assignment of the rights or obligations of such party shall not relieve, release, or absolve such party of its obligations to the other party. The exchanging party shall indemnify, defend, and hold harmless the other party from all liability in connection with the indemnifying party’s exchange, and the indemnified party shall not be required to take title to or contract for the purchase of any other property. This Section 12.12 shall survive the Closing.

12.13      Press Releases. Notwithstanding anything to the contrary in this Agreement, upon or after the Closing, neither Seller nor Purchaser may issue a press release with respect to the transactions contemplated hereby or consummated in accordance with the terms of this Agreement except upon the mutual agreement of the parties as to the form and content of such press release (with consent not to be unreasonably withheld, conditioned, or delayed by either party).

12.14      Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.

12.15      Construction. This Agreement shall not be construed more strictly against Seller merely by virtue of the fact that Seller’s counsel prepared this Agreement, as both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

12.16      Attorney Fees. In the event of litigation between the parties with respect to this Agreement or the transaction this Agreement contemplates, the prevailing party shall be entitled to recover from the losing party all of its costs of enforcement and litigation, including, but not limited to, its attorney and paralegal fees, witness fees, court reporter fees and other costs of suit.

12.17      Post-Closing Cooperation. After the Closing, each of Seller and Purchaser shall provide any cooperation the other requests, at reasonable times and on reasonable conditions, and shall execute and deliver any instruments or documents necessary to fully carry out the intent and purposes of the transactions this Agreement contemplates, but only to the extent it will not incur any additional cost or liability as a result. This Section 12.17 shall survive the Closing.

12.18      Business Day. “Business Day” means any day that is not a Saturday, Sunday, or legal holiday. If the Closing Date, the Estoppel Delivery Date, the date on which the Due Diligence Period expires, or any other date that is a deadline for any performance or action by Seller or Purchaser under this Agreement would fall on a day that is not a Business Day, then that date shall be the next Business Day.

25

Seller and Purchaser hereby execute and deliver this Real Estate Sale Agreement as of the Effective Date.

SELLER:	Concourse Fortune Associates LLC, a Delaware limited liability company

	By:	/s/ William K. Hoeg
	Name:	William K. Hoeg
	Title:	Manager

PURCHASER:	Westcore Properties AC, LLC, a Delaware limited liability company

	By:	/s/ Donald Ankeny
	Name:	Donald Ankeny
	Title:	President

CONSENT AND ACKNOWLEDGEMENT OF ESCROW AGENT

The undersigned, on behalf of First American Title Insurance Company, agrees to be bound by the terms of the Real Estate Sale Agreement between Concourse Fortune Associates LLC and Westcore Properties AC, LLC dated March 22, 2007, to which this Consent and Acknowledgement of Escrow Agent is attached.

First American Title Insurance Company

By:	/s/ Heather Kucak
Name:	Heather Kucak
Its:	Escrow Officer

26

LIST OF EXHIBITS

A                                      Legal Description

B                                        List of Tangible Personal Property

C                                        Form of Purchaser’s Assignment Agreement

D                                       Intentionally Deleted

E                                         Bill of Sale

F                                         Notice to Tenants

G                                        Non-Foreign Affidavit

H                                       Form Tenant Estoppel Certificate

I                                            Intentionally Deleted

J                                           Litigation Matters

K                                       List of Leases

L                                         List of Brokerage Agreements and Leasing Commission Agreements

M                                    General Assignment

N                                       Natural Hazard Disclosure Statement

O                                       List of Due Diligence Materials

27

EXHIBIT A

Legal Description

All that certain Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

All of Parcel 24, as shown on that certain Map entitled, “Parcel Map of International Business Park,” which Map was filed in the Office of the Recorder of the County of Santa Clara, State of California on January 28, 1977, in Book 388 of Maps, Page(s) 16 through 27.

Excepting therefrom that portion thereof lying below a depth of 500 feet measured vertically from the contour of the surface of said property, with no right of any purposes whatsoever to enter upon into or through the surface of said property or any part thereof lying between said surface and 500 feet below said surface, as reserved in the Deed recorded May 24, 1978 in Book D691, Page 67, Santa Clara County Records.

Parcels 1, 2 and 3, as shown on that Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, state of California on September 3, 1982, in Book 504 of Maps, Page(s) 18 and 19.

A-1

All that certain Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Parcel B, as shown on that certain Parcel Map filed for record December 30, 1980 in the Office of the Recorder, County of Santa Clara, State of California in Book 477 of Maps, at Page 54.

PARCEL TWO :

That portion of the following described Parcel lying Southerly of the Northerly line of Fortune Drive as said Drive is shown on Record of Survey Lands proposed for Street Purposes, which Record of Survey was filed for record in April 1, 1975 in Book 353 of Maps, at Page 43, Santa Clara County Records;

A right of way 40 feet wide described in the Deed from A.K. Whitton, et ux, to Manuel Vierra, dated March 26, 1907 recorded March 26, 1907 in Book 314 of Deeds, Page 216 and granted by A.K. Whitton, et ux, to Manuel A. Silva, by Deed dated January 24, 1910 recorded January 29, 1910 in Book 363 of Deeds, Page 371, as follows:

Beginning at a point in the Northeasterly line of that certain 11,926 acre tract of land described in the Deed from Maria Coalho to Jacinto S. Siquig, et ux, recorded under Recorder’s File No. 845348, Santa Clara County Records, distant thereon South 38 deg. 35’ East 176.94 feet from the Northernmost corner thereof, thence following the centerline of said 40 foot right of way so described in the Deed to said Vierra above referred to for the two following courses and distances:  North 38 deg. 35’ West 189.42 feet to a 2”x3” stake and North 25 deg 35’ West 1442.66 feet to a railroad spike set in the centerline of Trimble Road and the terminus of said easement.

PARCEL THREE:

An Easement for ingress and egress and Public Utilities, appurtenant to the above described Parcel One, over the following described 30 foot strip of land:

Beginning at an iron pipe set at the most Northerly corner of that certain 6.742 acre tract of land hereinabove described as Parcel One; thence along the Northeasterly line of said 6.742 acre tract, South 38 deg. 35’ East 30.91 feet to an iron pipe; thence North 37 deg. 30’ 40” East 89.52 feet to an iron pipe; thence North 51 deg. 34’ 50” East 254.396 feet to an iron pipe in the Northeasterly line of that certain 11.926 acre tract of land described in the Deed from Maria Coelho to Jacinto S. Siquig, et ux, recorded under Recorder’s File No. 845348, Santa Clara County Records; thence along last mentioned line, North 38 deg. 53’ West 30.00 feet to an iron pipe; thence South 51 deg. 34’ 50” West 258.00 feet to an iron pipe; thence South 37 deg. 30’ 40” West 85.80 feet to the point of beginning.

PARCEL FOUR:

An Easement for the installation and maintenance of a water pipe line, appurtenant to the above described Parcel One, over a strip of land 10.00 feet in width, the centerline of which is described as follows:

Beginning at a stake set in the Northeasterly line of that certain 6.742 acre tract of land hereinabove described as Parcel One, distant thereon North 38 deg. 35’ West 43.98 feet from an iron pipe at the most Easterly corner of said 6.742 acre tract; thence North 58 deg. 30’ East 301.47 feet to an existing well and the terminus of said Easement.

Together with the right to withdraw and use such quantities of water from the existing well located at the terminus of said easement, as may be reasonably necessary for Grantee’s business need.

PARCEL FIVE:

A non-exclusive easement for the installation and maintenance of electrical power facilities, appurtenant to the above described Parcel One, over the following described Parcel of Land:

Commencing at a railroad spike in the centerline of Trimble Road at the Northwesterly terminus of the centerline of the 40 foot wide right of way shown on Record of Survey Map, recorded in Book 115 of Maps, Page 40, Santa Clara County Records; thence along said centerline of right of way, South 25 deg. 35’ East 1442.66 feet to a 2”x3” stake, and South 38 deg. 35’ East 12.48 feet to an iron pipe at the most Northerly corner of that certain 11.926 acre tract described in Deed, Maria Coelho to Jacinto S. Siquig, et ux, recorded under Recorder’s File No. 845348, Santa Clara County Records; thence along the boundaries of said 11,926 acre tract, South 51 deg. 34’ 50” West 341.72 feet to an iron pipe, South 73 deg. 02’ East 147.99 feet to an iron pipe and the true point of beginning of the easement to be described thence from said true Point of Beginning North 73 deg. 02’ West 20.00 feet; thence North 16 deg. 58’ East 10.00 feet; thence South 73 deg. 02’ East 26.90 feet to the Northwesterly line of a 30 foot easement hereinabove described; thence South 51 deg. 34’ 50” West along said last mentioned line for a distance of 12.15 feet to the True Point of Beginning.

PARCEL SIX:

A non-exclusive easement for the installation and maintenance of electrical power facilities, appurtenant to the above described Parcel One, over the following described Parcel of Land:

Beginning at an iron pipe set in the Northeasterly line of that certain 6.742 acre trac of land hereinabove described as Parcel One, distant thereon South 38 deg. 35’ East 30.91 feet from the Northermost corner thereof; thence from said Point of Beginning South 38 deg. 35’ East along the Northeasterly line of said 6.742 acre tract for a distance of 50.00 feet to an iron pipe; thence North 11 deg. 57’ 50” East 112.54 feet to an iron pipe set in the Southeasterly line of the hereinabove described 30 foot easement; thence South 37 deg. 30’ 40” West along said last mentioned line for a distance of 89.52 feet to the Point of Beginning.

PARCEL SEVEN:

Parcel A as shown on that certain Parcel Map filed for record December 30, 1980 in the Office of the Recorder, County of Santa Clara, State of California in Book 477 of Maps, at Page 54.

EXHIBIT B

List of Tangible personal Property

None.

B-1

EXHIBIT C

Form of Purchaser’s Assignment Agreement

THIS ASSIGNMENT OF REAL ESTATE SALE AGREEMENT (this “Assignment”) is dated as of                              , 2007 (the  “Assignment  Date”), by  and  between  WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company (“Assignor”), and                             , a Delaware limited liability company (“Assignee”).

A.            Assignor and                             , a Delaware limited liability company (“Seller”), entered into that certain Real Estate Sale Agreement, dated as of                             , 2007 (the “Purchase Agreement”), wherein Seller agreed to sell and Assignor agreed to purchase improved real property located at                                                             , all in San Jose, California, and certain other interests (as more particularly described in the Purchase Agreement as the “Property”).

B.            Assignor desires to assign all of its right, title, and interest in and to the Property under the Purchase Agreement to Assignee, effective as of the Assignment Date.

C.            Assignee desires to accept such assignment and assume all of Assignor’s rights, duties, obligations, and liabilities under the Purchase Agreement with respect to the Property (collectively the “Obligations”), on the terms and provisions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. Unless otherwise defined in this Assignment, all capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

2.             Assignment. Assignor hereby transfers, assigns, and sets over to Assignee, its successors and assigns, all of Assignor’s right, title, and interest in, to, and under the Purchase Agreement with respect to the Property.

3.             Assumption.  Assignee hereby agrees and confirms that effective as of the Assignment Date, (i) Assignee has assumed all of the Obligations, and is presently bound by all conditions and agreements applicable to Assignor, under and with respect to the Purchase Agreement, and (ii) Assignee hereby expressly ratifies and reaffirms all of the covenants, representations and indemnities of Assignor set forth in the Purchase Agreement.

4.             Delivery to Seller. After the mutual execution hereof by the parties, Assignor shall promptly deliver to Seller a copy of this fully-executed Assignment,

5.             Severability. If for any reason, any provision of this Assignment shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this

Assignment and to the extent any provision of this Assignment is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

6.             Authority to Contract. The signatories hereto represent that they have full and complete authority to bind their respective parties to this Assignment and that no other consent is necessary or required in order for the signatories to execute this Assignment on behalf of their respective parties.

7.             Dispute Costs. In the event any dispute between the parties with respect to this Assignment results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing in such proceeding for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses, and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

8.             Counterparts; Signatures. This Assignment may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that the delivery of an executed copy of this Assignment by facsimile signatures or an executed copy of this Assignment transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Assignment had been delivered. Assignor and Assignee (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Assignment based on the foregoing forms of signature

9.             Governing Law.  This Assignment shall be governed by, and construed in accordance with, the laws of the State of California.

10.           Entire Agreement/Modifications.  This Assignment, including exhibits, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the subject matter hereof. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except as may expressly be set forth herein. Any and all future modifications of this Assignment will be effective only if it is in writing and signed by the parties hereto. The terms and conditions of such future modifications of this Assignment shall supersede and replace any inconsistent provisions in this Assignment.

///continued on next page///

///continued from previous page///

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the date and year first above written.

ASSIGNOR:

WESTCORE PROPERTIES AC, LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

EXHIBIT D

Intentionally Deleted

D-1

EXHIBIT E

Bill of Sale

This Bill of Sale is executed and delivered to be effective as of                        , 2007, by Concourse Fortune Associates LLC, a Delaware limited liability company (“Seller”), in favor of Westcore Properties AC, LLC, a Delaware limited liability company (“Purchaser”) covering the real property described in Exhibit A attached to this Bill of Sale (the “Real Property”), known as the “Concourse Fortune” property.

1.             Sale of Personal Property. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser all of Seller’s right, title and interest in and to all tangible personal property owned by Seller, located on the Real Property and used solely in connection therewith (the “Tangible Personal Property”), a list of which is attached to this Bill as Exhibit B.

2.             Exclusions. Notwithstanding the foregoing, Seller hereby expressly excludes all property owned by tenants or other users or occupants of the Property.

[signature page follows next]

E-1

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed effective as of the date written above.

SELLER:

Concourse Fortune Associates LLC, a Delaware limited liability company

By:
Name:
Title:

E-2

EXHIBIT F

Notice to Tenant

                        , 2007

VIA CERTIFIED MAIL
[TENANT’S NAME]
[TENANT’S ADDRESS]
CITY, STATE ZIP
ATTN:

Re:                Lease Agreement dated                  (the “Lease”) between                    and               , as amended by                     , concerning the premises with a street address of                             , San Jose, California (as described in the Lease, the “Premises”)

Dear Tenant:

This is to notify you that, effective as of                   , 2007: (i) Concourse Fortune Associates LLC, the landlord under the Lease, has sold the property in which the Premises are located (the “Property”) to                            (“New Owner”), and, simultaneously with the sale of the Property, has assigned to New Owner all of its rights and interests as the landlord under the Lease and has transferred all security deposits and prepaid rents, if any, to New Owner; (ii) New Owner has assumed all of the rights and obligations of the landlord under the Lease accruing with respect to any period on or after the date of this Notice to Tenant; and (iii) New Owner has retained                      as the managing agent of the building.

Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address:

                                                                                                                    .

Seller:

Purchaser:

F-1

EXHIBIT G

Certificate of Non-Foreign Status

1.                                       The undersigned (“Transferor”) hereby certifies:

a.                                   That Transferor is not a foreign entity (as said term is defined in the Internal Revenue Code and Income Tax Regulations) with respect to the transfer of that certain property known as “Concourse Fortune,” located in San Jose, California (the “Property”) legally described in the Exhibit A attached to this Certificate.

b.                                  That Transferor is the record owner of the Property.

c.                                   The tax identification number of Transferor is                                                     , and the offices of Transferor are located at 5753 Wayzata Boulevard, St. Louis Park, Minnesota 55416.

d.                                  Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations.

2.                                       Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement in this Certificate could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated the          day of                            , 2007.

G-1

EXHIBIT H

Form Tenant Estoppel Certificate

TENANT:
DATE OF LEASE:
PREMISES:

ESTOPPEL CERTIFICATE

To:

Re:	Lease dated , between (“Landlord”) and
, a (“Tenant”)

The undersigned hereby certifies to                                                                                                      (“Purchaser”) as follows:

1.             The undersigned is the “Tenant” under the above-referenced lease (“Lease”) covering the above-referenced Premises (“Premises”). A true, correct, and complete copy of the Lease [including all addenda, riders, amendments, modifications and supplements thereto (collectively, the “Lease Modifications”)] is attached as Exhibit “1” and each document comprising the Lease Modifications is listed below:

a.

b.

c.

d.

e.

f.

g.

h.

For purposes hereof, all references to the “Lease” shall include the original lease agreement and all of the Lease Modifications thereto.

2.             The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises and the Lease has not been modified, changed, altered, or amended in any respect except as set forth above. The Lease is in full force and effect.

3.             The term of the Lease commenced on                                   ,               , and, taking into account any previously exercised options and all effective renewal terms, will expire on                               ,             . Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet, assigned, or hypothecated Tenant’s leasehold interest. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and Landlord has paid in full all construction allowances and any allowances and inducements due and payable to Tenant.

4.             As of the date of this Estoppel Certificate, to the best knowledge of Tenant, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord. To the best of Tenant’s knowledge, no claim, controversy, dispute, quarrel, or disagreement exists between Tenant and Landlord.

5.             Tenant is currently obligated to pay rental in fixed monthly installments of $                          per month (taking into account all Consumer Price Index adjustments and other adjustments pursuant to the terms of the Lease), and monthly installments of rent have been paid through                                     , 2006. The Lease contains the following monthly rent adjustments and other rent step-ups as set forth in Section     of the Lease:                                                                                 .

6.             Operating costs, common area expenses, taxes and other pass-throughs [INSERT IF APPLICABLE: are based upon                        base year and] are presently included in Tenant’s monthly rental installments as specified in section 5 above. No rent has been paid more than one (1) month in advance. Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $                        which was paid pursuant to the Lease.

7.             Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises other than as Tenant under the Lease.

8.             Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the property of which the Premises are a part, except                                                     . Tenant has no right to renew or extend the term(s) of the Lease except                                                                                             .

9.             Tenant has no preferential right to parking spaces or storage area(s) except                                                                                                                                                                               .

10.           Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession except                                                                                                             .

11.           There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

12.           All insurance required of Tenant by the Lease has been provided by Tenant and all premiums paid.

This Estoppel Certificate is made to Purchaser in connection with the prospective purchase by Purchaser or Purchaser’s assignee, of the property of which the Premises is a part. This Estoppel Certificate may be relied on by Purchaser, and any other party who acquires an interest in the Premises in connection with such purchase and any person or entity which may finance such purchase.

Dated this                    day of                                     , 2006

“TENANT”

By:
Name:
Its:

The undersigned hereby acknowledges and agrees to the foregoing Estoppel Certificate.

“GUARANTOR” (If any)

By:
Name:
Its:

EXHIBIT I

Intentionally Deleted

I-1

EXHIBIT J

Litigation Matters

None.

J-1

EXHIBIT K

List of Leases

1.                         Flextronics International, USA, Inc. (1710 Fortune Drive)

a.                         Lease dated May 7, 1999 between Kilroy Realty, L.P., Kilroy Realty Corporation and Flextronics International, USA, Inc.

b.                         First Amendment to Lease dated June 1, 1999

c.                         Second Amendment to Lease dated May 1, 2006

2.                         UUNet Technologies, Inc. (a subsidiary of Verizon Communications, Inc.) (2030 Fortune Drive) (formerly Worldcom Advanced Networks Incorporate fka Compuserve Network Services Incorporated or Compuserve Incorporated)

a.                         Lease dated October 5,   1998 between Kilroy Realty,  L.P., Kilroy Realty Corporation and Worldcom Advanced Networks Incorporated

b.                         First Amendment to Lease dated July 13, 1999

c.                         Second Amendment to Lease dated October 24, 2001

3.                         Laird Technologies, Inc. (2030 Fortune Drive)

a.                         Lease dated April 1, 2002 between Concourse Fortune Associates LLC and Laird Technologies, Inc.

b.                         Waiver of Monument Sign dated May 31, 2002

c.                         Written Action Authorizing Lease Guaranty dated April 1, 2002

d.                         Guaranty dated April 1, 2002 executed by Laird, Inc.

4.                         TFT, Inc. (1953 Concourse Drive)

a.                         Lease dated September 30, 2003 between Concourse Fortune Associates LLC and TFT, Inc.

b.                         Acknowledgment of Commencement Date dated November 1, 2003

5.                         FlexOne Technologies, Inc. (1963 Concourse Drive)

a.                         Lease dated October 9, 2001 between Concourse Fortune Associates LLC and FlexOne Technologies, Inc.

b.                         First Amendment to Lease dated October 29, 2002

c.                         Second Amendment to Lease dated September 30, 2002

d.                         Third Amendment to Lease dated August 6, 2004

e.                         Fourth Amendment to Lease dated April 1, 2005

f.                           Fifth Amendment to Lease dated October 1, 2005

g.                        Sixth Amendment to Lease dated April 1, 2006

K-1

6.                         ZF Array Technology, LLC (1965 Concourse Drive)

a.                         Lease dated July 31, 2003 between Concourse Fortune Associates LLC and ZF Array Technology, LLC

b.                         Acknowledgment of Commencement Date dated August 5, 2003

c.                         Assignment of Lease between ZF Array Technology, LLC, as Assignor, ZF Array Technology, Incorporated, as Assignee, and Concourse Fortune Associates LLC, as Lessor, dated December 28, 2004

d.                         First Amendment to Lease dated October 1, 2005

7.                         Discera, Inc. (1961-65 Concourse Drive)

a.                         Lease dated April 2004 between Concourse Fortune Associates LLC and Discera, Inc.

b.                         First Amendment to Lease dated June 11, 2004

c.                         Landlord/Mortgagee Waiver dated July 2004

8.                         frog design, Inc. (formerly Flextronics International USA, Inc.) (1957 Concourse Drive)

a.                         Lease dated April 18, 2005 between Concourse Fortune Associates LLC and Flextronics International USA, Inc.

b.                         Notice of Assignment dated June 9, 2005

c.                         First Amendment to Lease dated August 12, 2005

d.                         Consent for Change in Control of frog design, Inc. dated August 17, 2006

9.                         GenX Mobile, Inc. (1955 Concourse Drive)

a.                         Lease dated April 1, 2006 between Concourse Fortune Associates LLC and GenX Mobile Incorporated

b.                         Letter Agreement dated April 17, 2006

The following are the “Required Tenants” for the purposes of Section 9.1 of this Agreement:

•                             Flextronics International, USA, Inc.

•                             Verizon

•                             TFT, Inc.

•                             ZF Array Technology, LLC

•                             frog design, Inc.

•                             GenX Mobile, Inc.

K-2

EXHIBIT L

List of Brokerage Agreements and
Leasing Commission Agreements

Exclusive Leasing Agreement dated July 24, 2000 between Seller and CPS Realty Group, Inc., a California corporation (“CPS”) (also known as CPS, a Commercial Real Estate Company, Inc.), as amended by the Amendment to Leasing Agreement dated May 31, 2006 between Seller and CPS.

L-1

EXHIBIT M

General Assignment

This General Assignment (the “Assignment”) is made and entered into as of this           day of                            , 200          (the “Assignment Date”), by and between Concourse Fortune Associates LLC, a Delaware limited liability company (“Assignor”), and                                            , a                                     (“Assignee”), with reference to the following facts.

RECITALS

A.        Assignor and Assignee are parties to that certain Real Estate Sale Agreement made and entered into as of                                    , 2007 (the “Purchase Agreement”), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor property located in                           ,                           , as legally described in Exhibit A attached hereto (the “Real Property”). Each capitalized term in this Assignment that this Assignment does not define has the meaning the Purchase Agreement gives it.

B.        A list of the Leases affecting the Property is attached as Schedule 1 hereto.

C.        A list of all security deposits (and/or bonds or letters of credit in lieu thereof or in addition thereto) from the tenants under the Leases is attached as Schedule 2 hereto (collectively, the “Security Deposits and Letters of Credit”).

D.        Assignee has acquired fee title to the Property from Assignor on the Assignment Date. Assignor now desires to assign and transfer to Assignee all of Assignor’s right, title and interest in, to and under the Leases, the Security Deposits and Letters of Credit, and the Intangible Personal Property, as set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.        Assignment and Assumption. Effective as of the Assignment Date, Assignor hereby grants, transfers, conveys, bargains, assigns and delegates to Assignee all of Assignor’s right, title, and interest in, to and under (i) the Leases, as listed in Schedule 1 hereto; (ii) the Security Deposits and Letters of Credit as listed in Schedule 2 hereto; and (iii) the Intangible Personal Property. Assignee hereby accepts such assignment and assumes all of Assignor’s obligations and liabilities as the landlord under each Lease and with respect to the Security Deposits and Letters of Credit that accrues with respect to any period on or after the Assignment Date. In the event any Security Deposit is in the form of a bond or letter of credit, then, Assignor shall deliver to Assignee either a fully executed assignment to Assignee of the beneficial interest under such bond or letter of credit together with the bond or letter of credit issuer’s express written consent to such assignment or a full replacement for such bond or letter of credit issued by the bond or letter of credit issuer directly in favor of Assignee. Assignee is not assuming any liability or obligation of Assignor relating to or arising from Assignor’s performance of, or failure to perform, any of Assignor’s obligations under or with respect to the Leases arising or accruing with respect to any time before the Assignment Date.

2.        Assignor’s Representations. Assignor represents and warrants to Assignee that Assignor has the right to bargain, convey, assign and transfer to Assignee the Leases, the Security Deposits, and the Intangible Personal Property (collectively, the “Interests”).

3.        Indemnification by Assignor. Assignor agrees to protect, defend and indemnify Assignee from and against any and all claims, damages (including without limitation, consequential damages and all other damages regardless of the speculative nature thereof), liabilities, judgments, demands, losses, costs and expenses (including without limitation, reasonable attorneys’ fees and costs, and court costs) (collectively, the “Claims”), under the Leases or with respect to the Security Deposits and Letters of Credit arising or otherwise accruing with respect to any time before the Assignment Date.

4.        Indemnification by Assignee. Assignee agrees to protect, defend and indemnify Assignor from and against any and all Claims, under the Leases that accrue with respect to any time on or after the Assignment Date.

5.        Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such dispute, including without limitation, reasonable attorneys’ fees and costs. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

6.        Counterparts; Facsimile Signatures. This Assignment may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original of this Assignment had been delivered. Facsimile signatures shall be binding upon the parties.

7.        Survival. This Assignment and Assignor’s foregoing representations, covenants and warranties shall survive the Closing (as such term is defined in the Purchase Agreement) and shall run to the benefit of Assignee and Assignee’s successors and assigns.

8.        Governing Law. This Assignment shall be enforced, governed by, and construed in accordance with the laws of the State of California.

9.        Warranty of Authority. The signatories hereto represent that they have full and complete authority to bind their respective parties to this Assignment and that no other consent is necessary or required in order for the signatories to execute this Assignment on behalf of their respective parties.

10.      Severability. If for any reason, any provision of this Assignment shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Assignment and to the extent any provision of this Assignment is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

///signature page follows///

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Assignment Date.

ASSIGNOR:

Concourse Fortune Associates LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

EXHIBIT N

Natural Hazard Disclosure Statement

This statement applies to the following described real property; Concourse Fortune, San Jose, California; APN Number:                       .

The undersigned Seller discloses the following information with the knowledge that even though this is not a warranty, the undersigned prospective Purchaser may rely on this information in deciding whether and on what terms to purchase the subject real property. The following disclosures are made by the Seller based solely upon the information in the report attached to this Statement. This information is merely a disclosure and shall not be deemed to be part of any contract between the Purchaser and Seller.

THIS REAL PROPERTY LIES WITHIN THE FOLLOWING HAZARDOUS AREA(S):A SPECIAL FLOOD HAZARD AREA (any type Zone “A” or “V”) designated by the Federal Emergency Management Agency.

☐  Yes           ☐  No

AN AREA OF POTENTIAL FLOODING shown on a dam failure inundation map pursuant to Section 8589.5 of the Government Code.

☐  Yes           ☐  No

A VERY HIGH FIRE HAZARD SEVERITY ZONE pursuant to Section 51178 or 51179 of the Government Code. The owner of this property is subject to the maintenance requirements of Section 51182 of the Government Code.

☐  Yes           ☐  No

A WILDLAND AREA THAT MAY CONTAIN SUBSTANTIAL FOREST FIRE RISKS AND HAZARDS pursuant to Section 4125 of the Public Resources Code. The owner of this property is subject to the maintenance requirements of Section 4291 of the Public Resources Code. Additionally, it is not the state’s responsibility to provide fire protection services to any building or structure located within the wildlands unless the Department of Forestry and Fire Protection has entered into a cooperative agreement with a local agency for those purposes pursuant to Section 4142 of the Public Resources Code.

☐  Yes           ☐  No

AN EARTHQUAKE FAULT ZONE pursuant to Section 2622 of the Public Resources Code.

☐  Yes           ☐  No

A SEISMIC HAZARD ZONE pursuant to Section 2696 of the Public Resources Code.

☐ Yes (Landslide Zone) 9 Yes (Liquefaction Zone)

☐ No Maps not yet released by state

THESE HAZARDS MAY LIMIT YOUR ABILITY TO DEVELOP THE REAL PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER.

THE ATTACHED REPORT ON WHICH THESE DISCLOSURES ARE BASED ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. PURCHASER IS HEREBY ADVISED TO OBTAIN INDEPENDENT PROFESSIONAL ADVICE REGARDING THOSE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE SUBJECT PROPERTY.

This statement may be signed in one or more counterparts.

Seller hereby states that the information set forth herein is true and correct to the best of the Seller’s knowledge based solely upon the information in the attached report, and such knowledge is limited to be as of the date specified below. Seller has not independently verified the information in this statement and the attached report, and Seller is not personally aware of any errors or inaccuracies in the information in this statement. As used in this statement, “best of Seller’s knowledge” shall mean the knowledge that the following persons have actual, conscious knowledge of, without any duty of investigation, and without imputation of any knowledge to such persons: Steven F. Lachman, William K. Hoeg, and John C. Scholz.

SELLER:

Concourse Fortune Associates LLC, a Delaware limited liability company

By:
Name:
Title:

Purchaser hereby represents and warrants that it has read and understands the information in this disclosure statement and in the attached report and will rely upon the information in the report as though the report were addressed directly to Purchaser.

PURCHASER:

LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT O

List of Due Diligence Materials

True and complete copies of the following documents that are in Seller’s possession or control:

•                            Leases and related documents (see attached summary)

•                            Other property related documents such as telecom and any other licenses, if any

•                            Leasing agreement with CPS

•                            Property Management agreement with United Capital

•                            Rent roll

•                            Two years of property tax bills

•                            Copies of all services contracts and equipment leases, if any

•                            Tenant billing ledger for 2006 and YTD ledger

•                            Current AR report

•                            3 years of cash operating history and YTD statements

•                            Copies of Letters of credit, if any (none)

•                            Personal Property listing - none

•                            Listing of any current litigation if any (none)

•                            Most recent physical reports (PCA’s), including

•                             Roof report March 2007

•                             HVAC inventory report Feb 2007

•                             AllWest PCA’s June 2000

•                            Existing Title insurance policy (already provided to Buyer per PSA)

•                            Copies of most recent survey(s) (already provided to Buyer per PSA)

•                            Copies of any construction drawings (or access to them in United Captial Corp’s Mt. View offices)

•                            Most recent environmental reports

•                             AllWest reports, June 2000

•                            Most recent seismic reports

•                             AllWest reports, June 2000

•                            Copies of any permits - if any in United Capital’s offices

•                            Copies of any zoning information - none

•                            Copies of CO’s if any - none

•                            Seller’s team contact list (already provided)

•                            Access to Tenant lease files (in MN)

•                            Copies of relevant insurance certificates

•                            Any warranty documents if applicable - none

•                            Last three years of CAM estimates and reconciliations.

•                            Utility info - account numbers and what buildings they correspond to

•                            2007 Budget

•                            List of outstanding TI’s / commissions if any (should be none)

•                            Tenant contact list

•                            Summary of Cap Ex over the past 3 years – item, timing, and amount spent.

•                            Property DataCom Report 2030 Fortune – Optio Development – March 2007